Exhibit 99.1

         Spectrum Brands, Inc. Announces Third Quarter Financial Results


    ATLANTA--(BUSINESS WIRE)--Aug. 3, 2006--Spectrum Brands, Inc. (NYSE:SPC), a global consumer products company with a diverse portfolio of world-class brands, announced financial results of diluted earnings per share of five cents for its fiscal third quarter ended July 2, 2006. Excluding certain adjustments which management believes are not indicative of the company's on-going normalized operations, diluted earnings per share for its fiscal third quarter would have been $0.22. (See Table 3, "Reconciliation of GAAP to Adjusted Financial Data," for further detail).
    Last year, the company reported diluted earnings per share of $0.46 for the quarter ended July 3, 2005. The company estimates that the prior year's third quarter diluted earnings per share, excluding certain adjustments which management believes are not indicative of the company's ongoing normalized operations, were $0.70.
    "Spectrum Brands continues to face challenges in our European battery business, which was the leading contributor to our disappointing third quarter results," said David A. Jones, chairman and chief executive officer. "We also generated lower-than-expected sales this quarter from Remington men's shaving in North America at Father's Day. However, there were a number of bright spots in our third quarter results, including a strong performance from Remington branded products in Europe and a modest but encouraging sequential improvement in our North American battery business.
    "The Spectrum Brands management team is fully focused on improving our financial performance. We are moving quickly to stabilize our European battery business and to execute on our growth strategy throughout the rest of our product portfolio. We continue to make good progress on our cost reduction initiatives. In addition, we are examining ways to reduce debt and leverage levels and strengthen our balance sheet through potential divestiture of selected assets with the goal of becoming a leaner, more flexible organization well-positioned to create long-term shareholder value."
    Financial results for the quarter ended July 2, 2006 include results from Tetra Holding GmbH, acquired on April 29, 2005, and Jungle Labs, acquired on September 1, 2005. Financial results for periods prior to the acquisition dates exclude Tetra and Jungle. On January 25, 2006 Spectrum Brands divested its Canadian fertilizer technology and professional products businesses. As a result of this sale, the company has reported the third quarter and year-to-date results of these businesses as discontinued operations in the condensed consolidated statements of operations for both 2006 and 2005.

    Third Quarter Results

    Spectrum Brands' third quarter net sales were $698.3 million, as compared to $707.8 million for the same period last year. The revenue contribution from acquisitions was $22.8 million. Foreign exchange translation contributed a net positive $5.0 million.
    Gross profit and gross margin for the quarter was $265.5 million and 38.0 percent, respectively, versus $270.2 million and 38.2 percent for the same period last year. Cost of goods sold during the quarter included $2.7 million in restructuring and related charges. Prior year results included a $7.3 million inventory valuation charge related to the United and Tetra acquisitions and $7.8 million in restructuring and related charges associated with the closure of a French manufacturing facility. Excluding these charges, gross profit margin for the third quarter was 38.4 percent versus 40.3 percent for the same period last year. The decline in gross margin percentage resulted primarily from lower sales in the global battery business and increased raw material costs.
    Operating income was $49.0 million, or 7.0 percent of sales, versus fiscal 2005's third quarter operating income of $69.0 million, or 9.7 percent of sales. Operating expenses in 2006 included net restructuring and related charges and other costs of $9.8 million primarily attributable to the United integration and rationalization of the company's European sales and marketing organization. In 2005 operating expenses included $7.3 million in net restructuring and related charges and other costs primarily related to the United acquisition. Adjusted operating income for the third quarter was $61.5 million, or 8.8 percent of sales, compared to $91.4 million, or 12.9 percent of sales last year. Distribution costs were $9.7 million higher than compared with a year ago, in large part due to significant increases in fuel costs. Increased investment in advertising spending added another $2.2 million to operating expenses.
    Third quarter interest expense was $45.7 million versus $38.6 million last year due to increased debt levels from the Tetra acquisition and higher interest rates. Total debt at July 2, 2006 was $2.283 billion.

    Third Quarter Segment Results

    North American net sales were $394.2 million compared with $412.8 million reported last year. Battery and lighting sales declined 11 percent versus last year, as the company has not yet fully recovered from market share and distribution losses that occurred in 2005 and earlier in fiscal 2006. Remington branded product sales declined by 27 percent, largely the result of a weak category performance in Father's Day men's shaver sales. In the company's lawn and garden business, consumer purchases of Spectrum Brands products at retail grew five percent during the third quarter; however, reported lawn and garden sales grew at a three percent rate primarily as a result of retail customers' inventory reduction programs. North American segment profits were $61.7 million versus $72.3 million reported last year, as a result of the year over year sales decline.
    European/ROW net sales were $117.1 million versus $137.3 million in the prior year. Sales of Remington branded products grew by 19 percent as a result of strong penetration gains in continental Europe. However, this improvement was more than offset by an unfavorable product mix shift from branded to private label battery sales and from higher margin specialty retail distribution channels to lower margin food and mass channels, which contributed to a 23 percent sales decline from batteries. Segment profitability for the quarter was $4.3 million compared with $18.0 million last year, primarily a function of lower battery sales volume and higher raw material costs.
    In Latin America, net sales increased to $54.6 million as compared to $49.6 million in the third quarter last year. Sales growth was driven by strong performance from Remington branded products in the region combined with modest growth in battery and lighting product sales. Favorable foreign exchange translation contributed $1.5 million to net sales. Latin American segment profitability of $4.2 million was flat versus last year as rising commodity prices and higher selling and marketing expenses offset higher revenues.
    In 2006, Spectrum Brands created the Global Pet segment, a new business segment for reporting purposes, comprising United Pet Group, Tetra and Jungle Labs, all of which were acquired during 2005. The Global Pet segment contributed net sales of $132.4 million and segment profits of $20.6 million during the third quarter. This compares to segment revenues of $108.1 million and segment profits of $11.6 million in the third fiscal quarter of last year. The third quarter revenue contribution from acquisitions was $22.8 million.
    Corporate expenses were $27.6 million, or 4.0 percent of net sales, as compared to $22.1 million, or 3.1 percent of net sales, in the prior year period. Expansion of the global operations support infrastructure and increased professional fees accounted for the majority of the increase.

    Termination of U.S. Attorney's Office Investigation

    In unrelated news, Spectrum Brands was informed by the U.S. Attorney's Office for the Northern District of Georgia on July 27, 2006 that the U.S. Attorney's Office has terminated its investigation initiated November 9, 2005 related to the company's financial results for the third and fourth quarters of fiscal year 2005 and the impact of these results on anticipated fiscal year 2006 earnings, as well as to the sale of company shares by senior management in advance of negative financial disclosures in 2005. Spectrum Brands continues to cooperate with the Atlanta District Office of the Securities and Exchange Commission's investigation into such matters.

    Webcast Information

    Spectrum Brands management will discuss third quarter financial results in a live webcast on Thursday, August 3, at 8:30 a.m. EDT. Interested investors and others can access this webcast through the company's website, www.spectrumbrands.com.

    Non-GAAP Measurements

    Throughout this release, references are made to adjusted gross profit, adjusted operating income, adjusted net income and adjusted diluted EPS. See attached Table 3, "Reconciliation of GAAP to Adjusted Financial Data," for a complete reconciliation of gross profit, operating income, net income and diluted EPS on a GAAP basis to adjusted gross profit, adjusted operating income, adjusted net income and adjusted diluted EPS.
    Spectrum Brands management and some investors use adjusted results of operations as one means of analyzing the company's current and future financial performance and identifying trends in its financial condition and results of operations. Spectrum Brands provides adjusted information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of on-going core operations. While management believes these adjusted results provide useful supplemental information, adjusted results are not intended to replace the company's GAAP financial results and should be read in conjunction with those GAAP results.

    About Spectrum Brands, Inc.

    Spectrum Brands is a global consumer products company and a leading supplier of batteries, lawn and garden care products, specialty pet supplies, shaving and grooming products, household insecticides, personal care products and portable lighting. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands has approximately 10,000 employees worldwide. The company's stock trades on the New York Stock Exchange under the symbol SPC.
    Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending,
(2) changes in consumer demand for the various types of products Spectrum Brands offers, (3) changes in the general economic conditions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation, consumer spending and raw material costs, (4) the company's ability to successfully implement manufacturing, distribution and other cost efficiencies, and various other factors, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K and Form 10-Q.

    Attached

    Table 1 - Condensed Consolidated Statements of Operations

    Table 2 - Supplemental Financial Data

    Table 3 - Reconciliation of GAAP to Adjusted Financial Data


                               Table 1
                        SPECTRUM BRANDS, INC.
           Condensed Consolidated Statements of Operations
  For the three and nine months ended July 2, 2006 and July 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

                       THREE MONTHS               NINE MONTHS
                  ------------------------ ---------------------------
                   F2006 F2005(a) INC(DEC)   F2006   F2005(a) INC(DEC)
                  ------ --------    %      ------  --------     %

Net sales         $698.3  $707.8    -1.3%$1,943.3    $1,719.5    13.0%
Cost of goods sold 430.1   429.8          1,196.5     1,057.7
Restructuring and
 related charges     2.7     7.8              4.4         7.8
                   ------  ------         --------    --------
    Gross profit   265.5   270.2    -1.7%   742.4       654.0    13.5%

Selling            154.3   142.9            419.7       349.4
General and
 administrative     43.2    43.0            137.4       112.7
Research and
 development         7.5     8.0             22.5        21.2
Restructuring and
 related charges    11.5     7.3             22.8         7.5
                   ------  ------         --------    --------

Total operating
 expenses          216.5   201.2            602.4       490.8

     Operating
      income        49.0    69.0   -29.0%   140.0       163.2   -14.2%

Interest expense    45.7    38.6            130.0        94.5
Other income, net   (0.1)   (1.1)            (6.0)       (1.3)
                   ------  ------         --------    --------

    Income from
     continuing
     operations
     before income
     taxes           3.4    31.5             16.0        70.0

Income tax expense   0.9    10.7              5.3        24.9
                   ------  ------         --------    --------

    Income from
     continuing
     operations      2.5    20.8             10.7        45.1

Income (loss) from
 discontinued
 operations, net
 of tax                -     2.9             (5.3)(a)     4.6
                   ------  ------         --------    --------

     Net income   $  2.5  $ 23.7         $    5.4    $   49.7
                   ======  ======         ========    ========

Average shares
 outstanding (b)    49.5    48.9             49.5        42.0

Income from
 continuing
 operations       $ 0.05  $ 0.42         $   0.22    $   1.07
Discontinued
 operations            -    0.06            (0.11)       0.11
                   ------  ------         --------    --------
Basic earnings per
 share            $ 0.05  $ 0.48         $   0.11    $   1.18
                   ======  ======         ========    ========

Average shares and
 common stock
 equivalents
 outstanding (b)    51.6    51.1             51.0        43.9

Income from
 continuing
 operations       $ 0.05  $ 0.41         $   0.21    $   1.03
Discontinued
 operations            -    0.05            (0.10)       0.10
                   ------  ------         --------    --------
Diluted earnings
 per share        $ 0.05  $ 0.46         $   0.11    $   1.13
                   ======  ======         ========    ========

(a) The fertilizer technology and Canadian professional fertilizer businesses of Nu-Gro, disposed of in January 2006, are excluded from continuing operations for all periods presented. Certain amounts have been reclassified in the three and nine months ended July 3, 2005 to conform to the current year classification and present these businesses as discontinued operations.

(b) Per share figures calculated prior to rounding in millions.




                                Table 2
                         SPECTRUM BRANDS, INC.
                      Supplemental Financial Data
   For the three and nine months ended July 2, 2006 and July 3, 2005
                              (Unaudited)
                            ($ In millions)


Supplemental Financial Data         F2006    F2005
---------------------------      --------- ---------
Cash                              $   13.1 $   27.0

Trade receivables, net            $  374.3 $  449.5
  Days Sales Outstanding (a)            50       54

Inventory, net                    $  461.0 $  470.3
  Inventory Turnover (b)               3.6      3.7

Total Debt                        $2,282.9 $2,336.7

                                     THREE MONTHS       NINE MONTHS
                                  ------------------ -----------------
Supplemental Cash Flow Data         F2006    F2005    F2006    F2005
---------------------------       -------- --------- ------- ---------
Depreciation and amortization,
 excluding amortization of debt
 issuance costs                   $   22.5 $   21.0 $   66.4 $   48.8

Capital expenditures              $   20.9 $   20.6 $   51.2 $   40.8

                                     THREE MONTHS       NINE MONTHS
                                  ------------------ -----------------
Supplemental Segment Sales &
 Profitability                       F2006    F2005    F2006    F2005
----------------------------      --------- -------- -------- --------

Net Sales
---------
   North America                  $  394.2 $  412.8 $  954.6 $  909.2
   Europe/ROW                        117.1    137.3    416.9    503.8
   Latin America                      54.6     49.6    168.9    151.9
   Global Pet                        132.4    108.1    402.9    154.6
                                   -------- -------- -------- --------
       Total net sales            $  698.3 $  707.8 $1,943.3 $1,719.5
                                   ======== ======== ======== ========

Segment Profit
--------------
   North America                  $   61.7 $   72.3 $  125.9 $  147.2
   Europe/ROW                          4.3     18.0     41.5     73.3
   Latin America                       4.2      4.3     14.2     13.6
   Global Pet                         20.6     11.6     62.4     11.6
                                   -------- -------- -------- --------
       Total segment profit           90.8    106.2    244.0    245.7

   Corporate                          27.6     22.1     76.8     67.2
   Restructuring and related
    charges                           14.2     15.1     27.2     15.3
   Interest expense                   45.7     38.6    130.0     94.5
   Other income, net                  (0.1)    (1.1)    (6.0)    (1.3)
                                   -------- -------- -------- --------

       Income from continuing
        operations before income
        taxes                     $    3.4 $   31.5 $   16.0 $   70.0
                                   ======== ======== ======== ========

(a) Reflects actual days sales outstanding at end of period.

(b) Reflects cost of sales (excluding restructuring and related charges) during the quarter divided by average inventory for the quarter, multiplied by four.




                               Table 3
                        SPECTRUM BRANDS, INC.
          Reconciliation of GAAP to Adjusted Financial Data
       For the three months ended July 2, 2006 and July 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

                                    THREE MONTHS
             ---------------------------------------------------------
                         F2006                        F2005
             ----------------------------- ---------------------------
                As     Adjust-               As     Adjust-
              Reported  ments-  Adjusted  Reported  ments    Adjusted

Net sales    $ 698.3  $    -   $ 698.3     $ 707.8  $    -   $ 707.8

Gross profit   265.5     2.7 (a) 268.2       270.2    15.1 (b) 285.3
Gross profit
 % of sales     38.0%             38.4%       38.2%             40.3%

Operating
 expenses      216.5     9.8 (c) 206.7       201.2     7.3 (d) 193.9
Operating
 income         49.0    12.5      61.5        69.0    22.4      91.4
Operating
 income % of
 sales           7.0%              8.8%        9.7%             12.9%

Income from
 continuing
 operations
 before
 income taxes    3.4    12.1 (e)  15.5        31.5    22.4      53.9
Income from
 continuing
 operations      2.5     9.0      11.5        20.8    15.0 (f)  35.8

Income from
 discontinued
 operations,
 net of tax        -       -         -         2.9    (2.9)        -

     Net
      income     2.5     9.0      11.5        23.7    12.1      35.8

Basic
 earnings per
 share (g)   $  0.05 $  0.18   $  0.23     $  0.48 $  0.25   $  0.73
              ======= =======   =======     ======= =======   =======


Diluted
 earnings per
 share (g)   $  0.05 $  0.17   $  0.22     $  0.46 $  0.24   $  0.70
              ======= =======   =======     ======= =======   =======

(a) For the three months ended July 2, 2006, reflects restructuring and related charges incurred during the period.

(b) For the three months ended July 3, 2005, reflects inventory valuation adjustments of $5.7 million related to the fair value write-up of Tetra inventory and $1.6 million related to the fair value write-up of United inventory in accordance with the requirements of SFAS 141, "Business Combinations." Also includes $7.8 million of restructuring and related charges incurred during the period associated with the closure of our manufacturing facility in Breitenbach, France.

(c) For the three months ended July 2, 2006, includes $9.9 million and $1.6 million of restructuring and related charges incurred during the period in connection with (i) the United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively. In addition, general and administrative expenses include a $1.7 million benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period.

(d) For the three months ended July 3, 2005, reflects restructuring and related charges incurred during the period.

(e) For the three months ended July 2, 2006, interest expense includes a $0.4 million net benefit related to interest charges associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(f) During the three months ended July 3, 2005, the Company, based on its current estimate of profits for fiscal 2005, reduced its full year effective tax rate from 37 percent to approximately 36 percent.

(g) Per share figures calculated prior to rounding in millions.




                         Table 3 (continued)
                        SPECTRUM BRANDS, INC.
          Reconciliation of GAAP to Adjusted Financial Data
       For the nine months ended July 2, 2006 and July 3, 2005
                             (Unaudited)
               (In millions, except per share amounts)

                                     NINE MONTHS
             ---------------------------------------------------------
                         F2006                         F2005
             ----------------------------- ---------------------------
                As     Adjust-                As     Adjust-
              Reported  ments   Adjusted    Reported  ments   Adjusted

Net sales   $1,943.3 $     -     $1,943.3 $1,719.5 $     -   $1,719.5

Gross profit   742.4     4.6 (a)    747.0    654.0    42.8 (b)  696.8
Gross profit
 % of sales     38.2%                38.4%    38.0%              40.5%

Operating
 expenses      602.4    20.8 (c)    581.6    490.8     7.0 (d)  483.8
Operating
 income        140.0    25.5        165.5    163.2    49.8      213.0
Operating
 income % of
 sales           7.2%                 8.5%     9.5%              12.4%

Income from
 continuing
 operations
 before
 income taxes   16.0    18.9 (e)     34.9     70.0    61.9 (f)  131.9
Income from
 continuing
 operations     10.7    12.6         23.3     45.1    39.9 (g)   85.0

(Loss) income
 from
 discontinued
 operations,
 net of tax     (5.3)    5.3            -      4.6    (4.6)         -

    Net
     income      5.4    17.9         23.3     49.7    35.3       85.0

Basic
 earnings per
 share (h)   $  0.11 $  0.36      $  0.47  $  1.18 $  0.84    $  2.02
              ======= =======      =======  ======= =======    =======


Diluted
 earnings per
 share (h)   $  0.11 $  0.35      $  0.46  $  1.13 $  0.80    $  1.93
              ======= =======      =======  ======= =======    =======

(a) For the nine months ended July 2, 2006, includes $4.4 million of restructuring and related charges and an inventory valuation adjustment of $0.2 million related to the fair value write-up of Jungle Labs inventory in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") 141, "Business Combinations."

(b) For the nine months ended July 3, 2005, reflects inventory valuation adjustments of $5.7 million related to the fair value write-up of Tetra inventory and $29.3 million related to the fair value write-up of United inventory in accordance with the requirements of SFAS 141, "Business Combinations." Also includes $7.8 million of restructuring and related charges incurred during the period associated with the closure of our manufacturing facility in Breitenbach, France.

(c) For the nine months ended July 2, 2006, includes $17.6 million and $5.2 million of restructuring and related charges incurred during the period in connection with (i) the United integration and (ii) a series of actions in Europe to reduce operating costs and rationalize operating structure, respectively. In addition, general and administrative expenses include a $2.0 million benefit related to expiring penalties, associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expired in the current period.

(d) For the nine months ended July 3, 2005, operating expenses include a $1.6 million gain on sale of land and building, offset by a $1.1 million charge related to the disposal of our Madison, WI manufacturing facility, closed in fiscal 2003. Also includes $7.5 million of restructuring and related charges incurred during the period.

(e) For the nine months ended July 2, 2006, other income, net includes a $7.9 million gain on sale of the Company's Bridgeport, WI and Madison, WI manufacturing facilities. In addition, interest expense includes $1.3 million related to interest charges associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products.

(f) For the nine months ended July 3, 2005, interest expense includes $12.0 million related to the write-off of debt issuance costs in the second quarter of 2005 associated with debt refinanced in connection with the United acquisition.

(g) For the nine months ended July 3, 2005, the Company, based on its current estimate of profits for fiscal 2005, reduced its full year effective tax rate from 37 percent to approximately 36 percent.

(h) Per share figures calculated prior to rounding in millions.




    CONTACT: Spectrum Brands
             Investor Relations
             Nancy O'Donnell, 770-829-6208
             or
             Media Relations
             Ketchum for Spectrum Brands
             David Doolittle, 404-879-9266